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Exhibit 4.4
                         REGISTRATION RIGHTS AGREEMENT

         Registration Rights Agreement ("Agreement"), dated as of July 3, 2001, by and among Imperial Credit Industries, Inc., a California corporation (the "Company"), and each of the undersigned Investors (hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                                  WITNESSETH:

         WHEREAS, the Company and each of the Investors have entered into a Master Recapitalization Agreement, dated as of March 29, 2001 (the "Recapitalization Agreement"), providing for (i) the purchase by certain of the Investors of the Company's Senior Secured Notes due 2002 (the "Senior Secured Notes") that are subsequently to be exchanged for Senior Secured Notes due 2005 (the "Exchange Notes"), with an election to exchange such Exchange Notes for 12% Convertible Subordinated Notes due 2005 (the "Convertible Subordinated Debt"), and (ii) the purchase by certain other Investors of additional amounts of Convertible Subordinated Debt;

         WHEREAS, the Recapitalization Agreement also provides for the issuance of Common Stock and warrants (the "Debt Exchange Warrants") to purchase Common Stock of the Company in connection with the exchange of Exchange Notes for outstanding indebtedness of the Company and the exchange of Senior Secured Notes for Exchange Notes as aforesaid; and

         WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the shares of Common Stock, the Debt Exchange Warrants and the Convertible Subordinated Debt issuable pursuant to the Recapitalization Agreement, including shares of Common Stock issuable upon exercise of the Debt Exchange Warrants and pursuant to conversion of the Convertible Subordinated Debt;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company and the Investors agree as follows:

         Section 1.     Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

                 (a) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

                 (b) "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

                 (c) "Common Stock" shall mean the common stock, no par value, of the Company.
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     (d)  "Common Stock Holders" shall mean certain Investors issued Common
Stock as described in and pursuant to the Recapitalization Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     (e) "Convertible Subordinated Debt" shall mean the12% Convertible Subordinated Notes due 2005 as defined in and issued by the Company pursuant to the Recapitalization Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     (f) "Debt Exchange Warrants" shall mean the Debt Warrants as defined in and issued by the Company pursuant to the Recapitalization Agreement, as the same may be amended, supplemented or otherwise modified from time to time, including the Debt Exchange Warrants for 871,681 shares of Common Stock issued to the holders of the Senior Secured Notes upon the exchange of the Senior Secured Notes for Exchange Notes.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Exchange Notes" shall mean the Senior Secured Notes due 2005 as defined in and issued by the Company pursuant to the Recapitalization Agreement, as the same may be amended, supplemented or otherwise modified from time to time including the $5 million in additional aggregate principal amount of Exchange Notes issuable pursuant to Section 2.4(c) of the Recapitalization Agreement.

     (i) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     (j) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     (k) "Recapitalization Agreement" shall mean the Master Recapitalization Agreement, dated as of March 29, 2001, among the Company and the Investors, as the same may be amended, supplemented or otherwise modified from time to time.

     (l) "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

     (m) "Registrable Securities" shall mean (i) the Exchange Notes, (ii) the Convertible Subordinated Debt, (iii) the Common Stock issued to the Common Stock Holders, (iv) the 249,052 shares of Common Stock issued to the holders of the Senior Secured Notes upon exchange of the Senior Secured Notes for Exchange Notes, (v) the Common Stock issued to exchanging holders of outstanding indebtedness of the Company in the Debt Exchange provided for in the Recapitalization Agreement, (vi) the

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Common Stock issued or issuable pursuant to conversion of the Convertible
Subordinated Debt, (vii) the Debt Exchange Warrants issued to exchanging holders of outstanding indebtedness of the Company in the Debt Exchange provided for in the Recapitalization Agreement, (viii) the Debt Exchange Warrants issued to the holders of the Senior Secured Notes upon exchange of the Senior Secured Notes for Exchange Notes, (ix) the Common Stock issued or issuable upon exercise of the Debt Exchange Warrants, including the Debt Exchange Warrants for 871,681 shares of Common Stock issued to the holders of the Senior Secured Notes upon the exchange of the Senior Secured Notes for Exchange Notes, and (x) any shares of the capital stock (or rights to receive capital stock) of the Company issued in respect of the securities described in clauses (iii) through (vi) and (ix) of this definition by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to any of the securities included in clauses (iii) through (vi) and (ix) of this definition (it being understood that, for purposes of this Agreement, each of clauses (i) through (ix) constitutes a separate "category" of Registrable Securities even though the same underlying security may be involved in more than one such clause). Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker or dealer or underwriter or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof, if in any such case all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     (n) "Registration Statement" shall mean any registration statement filed with the SEC pursuant to Sections 3 or 4 of this Agreement.

     (o) "Required Registration" shall have the meaning set forth in Section 3(a) of this Agreement.

     (p) "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     (q) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     (r) "Senior Secured Notes" shall mean the Senior Secured Notes due 2002 issued by the Company pursuant to the Recapitalization Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     (s)  "Shelf Registration Statement" shall have the meaning set forth in
Section 3(a).

     (t) "Underwritten Offering" shall mean a bona fide underwritten public offering pursuant to a Registration Statement.

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     Section 2. Restrictions on Transferability.

     The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to (i) the provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) the applicable requirements of Section 3.2 of the Recapitalization Agreement.

     Section 3. Required Registration.

     (a) Within 120 days after the issuance of a category of Registrable Securities, the Company will register (the "Required Registration") all of the Registrable Securities in such category of Registrable Securities then outstanding pursuant to Rule 415 under the Securities Act and applicable state securities laws if and to the extent that such registration is necessary to enable the Holders to sell their Registrable Securities (a "Shelf Registration Statement") it being contemplated that such registration will not be required for the securities issued in the Debt Exchange provided for in the Recapitalization Agreement. Each Shelf Registration Statement shall state that, in accordance with Rule 416 promulgated under the Securities Act, such Registration Statement also covers, as applicable, such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Convertible Subordinated Debt and exercise of the Debt Exchange Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within 105 days after the date of issuance of the Registrable Securities to which it relates. The Company agrees to use its best efforts to keep the Shelf Registration Statement current and continuously effective under the Securities Act and applicable state securities laws until the earliest to occur of (i) such time as all of the Registrable Securities have been sold, (ii) all of the Registrable Securities may be sold by the respective Holders thereof in single transactions for each such Holder (so that registration of such Holders' Registrable Securities is no longer required for the sale thereof), or (iii) the fifth anniversary of (i.e., the expiration of 60 months following) the completion of the Debt Exchange provided for in the Recapitalization Agreement. The terms and procedures for the Required Registration shall be as set forth in Sections 6, 7 and 8.

     (b) Unless the Holders shall consent in writing, no other party, including the Company (but excluding another Holder), shall be permitted to offer securities under the Shelf Registration Statement.

     (c) The Company may delay filing the Shelf Registration Statement for not more than 120 days if (i) the Company has filed, or has taken substantial steps toward filing, a registration statement relating to the sale of the same category of the Company's securities (the "Company Securities") in an Underwritten Offering and the managing underwriter is of the opinion that the sale of such Registrable Securities pursuant to the Shelf Registration Statement would adversely affect the offering by the Company of Company Securities, or
(ii) the Board of Directors of the Company determines in good faith, by resolution, that the filing of a registration statement (including the effects of the disclosures that would then be required to be included therein) would, if not so deferred, materially and adversely affect a then proposed or pending financial project, acquisition, merger or corporate reorganization.

                                      -4-
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     (d)  No sales of Registrable Securities may be made by a Holder pursuant to the Shelf Registration Statement unless and until the Company has received a written notice that such Holder intends to make offers or sales of Registrable Securities pursuant to the Shelf Registration Statement. Each such notice shall specify the amount of Registrable Securities proposed to be sold by the Holder and shall also specify the intended method of disposition thereof. Upon receipt of a notice from a Holder under this Section 3(d), the Company shall promptly confirm to the Holder providing such notice that the Shelf Registration
Statement is current and effective or prepare, file with the SEC and provide to such Holder any such amendment or supplement to the Shelf Registration Statement or the prospectus contained therein as shall be necessary to make the Shelf Registration Statement current under the Securities Act and applicable states securities laws and the Holder providing such notice shall not make any offer or sale of the Registrable Securities pursuant to the Shelf Registration Statement until any such required filing has been made; provided, however, that the Company shall make such filing within 10 Business Days after receipt of appropriate notice, or such longer period as is reasonably necessary if such preparation and filing are not commercially practicable within 10 Business Days. Notwithstanding the foregoing, the Company shall have the right to postpone a Holder's proposed sale pursuant to the Shelf Registration Statement for a reasonable period of time (not exceeding 60 days) if the Company furnishes the Holder with a certificate signed by the Chairman of the Board of the Company stating that, in its good faith judgment, the Company's Board of Directors has determined that allowing sales of such category of Registrable Securities at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

     (e) If any Holder proposes to offer and sell Registrable Securities pursuant to the Shelf Registration Statement through an Underwritten Offering, the Company shall select and retain the underwriter or underwriters for the offering, which underwriter or underwriters must be reasonably satisfactory to the Holders, and shall provide notice to each other Holder in accordance with the procedure set forth in Section 4(a) on the same basis as if the Company were filing a registration statement as contemplated by Section 4.

     (f) In connection with any offering pursuant to this Section 3, the Holders shall have the right to select legal counsel and an investment banker or bankers and manager or managers to administer their offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Company shall reasonably cooperate with any such counsel and investment bankers.

     (g) In the event that Form S-3 is not available for sale by the Holders of the Registrable Securities, then the Company (i) shall register the sale of the Registrable Securities on another appropriate form and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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     Section 4.  Piggyback Registration Rights.

     (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-4 or Form S-8 or any successor or similar forms thereto, the Company will: (i) give to each Holder written notice thereof as soon as practicable prior to filing the Registration Statement; and (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in paragraph (b) below, provided that if, at any time after giving such notice the Company shall determine for any reason or for no reason not to register or to delay registration of the securities of the Company which were to be included in the Registration Statement, the Company may, at its election, give written notice of such determination to each Holder desiring to include Registrable Securities in such Registration Statement, and, thereupon, (i) in the case of determination not to register, shall be relieved of its obligation to register any of such Holders' Registrable Securities in connection with such registration (but not from its obligations to pay expenses incurred in connection therewith, limited as set forth in Section 6), and (ii) in the case of a delay in registering, shall be permitted to delay registering all Holders' Registrable Securities for the same period as the delay in registering such other securities. The Company will pay the expenses in connection with each registration pursuant to this
Section 5, to the extent provided in Section 6.

     (b) If the Company is registering securities for the purpose of an Underwritten Offering, and if the managing underwriter of the offering advises the Company and each Holder desiring to include Registrable Securities in such Registration Statement in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the success of such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

          (i) First, the securities proposed by the Company to be sold for its own account; and

          (ii) Second, allocated among the Holders desiring to include Registrable Securities in such Registration Statement pro rata based on the number of Registrable Securities to be included in such registration by such Holders; provided, that if the Underwritten Offering is one initiated by one or more Holders of Registrable Securities pursuant to Section 3(e), then the allocation of Registrable Securities provided for in this Section 4(b)(ii) shall first be to the Holders initiating such Underwritten Offering and the amount of any remaining Registrable Securities shall then be allocated among all of the other Holders desiring to include Registrable Securities in such Underwritten Offering.

     Section 5.  Underwritten Offerings.

     (a) The Company agrees that if at any time it proposes to register any of its securities under the Securities Act as contemplated by Section 4 and such securities are to be distributed by

                                      -6-
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or through one or more underwriters, the Company will, subject to the provisions of Section 4(b), if requested by any Holder desiring to include Registrable Securities in such Registration Statement, arrange for such underwriters to include the shares to be offered and sold by such Holder among the securities to be distributed by such underwriters, and each such Holder agrees that all securities shall be distributed and sold through such underwriters. The selection of the underwriter or underwriters shall be made by the Company, in its sole discretion. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders.

     (b)  No Holder may participate in any underwritten registration under
Section 4 unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement (and the prospectus included therein); provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law.

     (c) (i) Each Holder, whether or not such Holder participates in an underwritten registration, agrees, if so required by the managing underwriter, not to effect any public sale or distribution of such Holder's Registrable Securities or sales of such shares pursuant to Rule 144, during the seven days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Section 4 has become effective or, if the managing underwriter advises the Company in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such Holder of such advice, during a reasonably longer period after such underwritten registration but in no event longer than one hundred eighty (180) days, except as part of such underwritten registration.

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          (ii) The Company agrees, if so required by the managing underwriter,
(x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Section 4 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 and Form S-8 or any successor or similar forms thereto, and (y) to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date hereof (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period or, in either case, if the managing underwriter advises the Company in writing that in its opinion no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration, during a reasonably longer period after such underwritten registration but in no event longer than one hundred eighty (180) days, except as part of such underwritten registration.

     Section 6.  Registration Expenses.

     The Company will pay all reasonable registration expenses in connection with any registration pursuant to Section 3 or 4 of this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses, and fees and expenses of counsel for the Company and of one special counsel for all of the Holders of each of (A) the Exchange Notes, (B) the Common Stock and Debt Exchange Warrants and (C) the Convertible Subordinated Debt whose securities are proposed to be registered and of all independent public accountants of the Company (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with the Required Registration or the exercise of rights pursuant to
Section 4, it being agreed that the following expenses shall not be borne by the
Company: underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold by the Company) and the cost of liability insurance (except to the extent carried by the Company on its own behalf).

     The cost of any special audit required by the Securities Act or the rules and regulations of the SEC thereunder as a result of the Company's obligation to maintain a Registration Statement current for more than 90 days pursuant to
Section 8 shall be borne by the Company. In addition, the Company shall pay all of the Investors' reasonable costs (including legal fees) incurred in connection with the successful enforcement of the Investor's rights hereunder.

     Section 7.  Registration Procedures and Related Obligations.

     Whenever the Company seeks to effect the registration of any shares of Registrable Securities under the Securities Act as provided in Sections 3 and 4, the Company agrees it shall as expeditiously as possible, subject to the terms and conditions of such sections (including without limitation the Company's right to terminate or delay a registration pursuant to Sections 3 and 4):

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     (a)  prepare and file with the SEC the requisite Registration Statement to effect such registration, use its best efforts to cause such Registration Statement to become effective and promptly notify each Holder of securities covered by such Registration Statement and any managing underwriter of the effectiveness thereof;

     (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, notify each Holder of securities covered by such Registration Statement and any managing underwriter as promptly as practicable of any request by the SEC for amendments or supplements to such Registration Statement or related prospectus or for additional information and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until in the case of any Registration Statement other than the Shelf Registration Statement, the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, 90 days subsequent to the effective date of such registration; provided that if less than all the securities covered by the Registration Statement are withdrawn from registration after the expiration of such period, the securities so withdrawn shall be allocated pro rata among the Holders thereof on the basis of the respective numbers of Registrable Securities held by them included in such registration;

     (c) furnish to each seller of shares covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller or such Holder may reasonably request;

     (d) use its best efforts to register or qualify all shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this section (d) be obligated to be so qualified,
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (e) use its best efforts to cause all shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such shares;

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     (f)  enter into customary agreements (including, in the case of an
Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement, and, in the case of an Underwritten Offering, make representations and warranties to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the same to the extent customary if and when requested;

     (g)  the Company shall make available for inspection, by (i) any Holder,
(ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holders, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or
(c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations;

     (h) use its best efforts to furnish to each Holder of Registrable Securities covered by such Registration Statement a signed counterpart, addressed to such Holder (and, in the case of an Underwritten Offering by the Company, the underwriters), of

          (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, in case of an Underwritten Offering by the Company, dated the date of each closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder, and

          (ii) a "comfort" letter, dated the effective date of such Registration Statement (and, in the case of an Underwritten Offering, dated the date of each closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial Statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder (or the underwriters) may reasonably request;

     (i) as promptly as practicable after becoming aware of such event, the Company shall notify each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request). The Company shall also promptly notify each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

     (j) the Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

     (k) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and (iii) not file any Registration Statement or prospectus or amendment or supplement to such Registration Statement or prospectus to which any such selling Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

               (l) provide a transfer agent and registrar for all shares covered by such Registration Statement not later than the effective date of such Registration Statement;

               (m) use its best efforts to list all shares of Common Stock covered by such Registration Statement on any securities exchange or national market system on which the Common Stock is then listed;

               (n) the Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing. Any Holder who does not provide the information reasonably requested by the Company for such purpose as promptly as practicable after receipt of such request, but in no event later than 10 days thereafter, shall not be entitled to have its Registrable Securities included in such registration;

               (o) each Holder of Registrable Securities covered by any Registration Statement agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) of this Section 7, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (i) of this Section 7 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in paragraph (b) of this Section 7 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (i) of this Section 7 to and including the date when each seller of any securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (i) of this Section 7;

               (p) the Company shall furnish to each Holder whose Registrable Securities are included in the Registration Statement(s) and such Holder's legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement(s) (including each preliminary prospectus) and, with regard to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company;

               (q) the Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) under such securities or "blue sky" laws of such jurisdictions in the United States as any Holder reasonably requests,
         (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose;

               (r) the Company shall permit each Holder and a single firm of counsel designated as selling stockholders' counsel by the Holders who hold a majority of the category of Registrable Securities being sold, to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least four business days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement(s) or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld;

               (s) the Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the

         Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

               (t) the Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement; and

               (u) if requested by the managing underwriters or a Holder, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefore by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Registrable Securities.

         Section 8. Indemnification.

         (a) In the event of any registration of any Holder's Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each such Holder (a "Selling Holder"), its directors, each underwriter and each controlling Person of any Selling Holder, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including attorneys' fees and costs, to which such Holder, underwriter or controlling Person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any summary prospectus issued in connection with any securities being registered, any other document used to sell the securities (including an illegal prospectus) (collectively, the "Selling Documents"), or any amendment or supplement thereto (an "Amended Selling Document"), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse each such Selling Holder, its directors, underwriter or controlling Person for any legal or other expenses reasonably incurred by such Selling Holder, its directors, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Selling Holder, its directors, underwriter or controlling Person in any such event to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, Selling Document, Amended Selling Document, or any other document, in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder, its directors, underwriter or controlling Person, respectively, specifically for use therein; and provided, further, that the Company shall not be liable under this paragraph (a) with respect to any misstatement or omission or alleged misstatement or omission in any Selling Document to the extent that any such loss, claim, damage or liability results from the fact that the Selling Holder, underwriter or controlling Person sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of any Amended Selling Document if the Company had previously furnished copies thereof to such Selling Holder, underwriter or controlling Person and if the misstatement or omission or alleged misstatement or omission was corrected in the Amended Selling Document. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors, underwriter or controlling Person.

         (b) In the event of any registration of any of the Company's securities or any Registrable Securities under the Securities Act, each Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement and agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each underwriter and each controlling Person of the Company, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, its directors, such Selling Holder, underwriter or controlling Person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Selling Document or any Amended Selling Document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse the Company, its directors, such underwriter and controlling Person for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder.

         (c) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the obligations of each indemnitor thereunder shall be limited to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of such indemnitor on the one hand and of the indemnified parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of each indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnitor, or by the indemnified parities, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such person has otherwise been required to pay and has actually paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under paragraph (a) or (b) above, as the case may be, notify the indemnitor in writing of the commencement thereof; but the omission so to notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party under such subsection unless the failure to provide such notice results in the forfeiture by the indemnitor of substantial rights or defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnitor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in addition to or in conflict with those available to the indemnitor, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnitor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnitor of the defense of such action, and approval by the indemnified party of counsel, the indemnitor shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnitor shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnitor has authorized the employment of counsel for the indemnified party at the expense of the indemnitor. The indemnitor shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

         Section 9.  Termination of Rights.

         Provided the Company has in all respects performed its obligations hereunder, the rights of any particular Holder under this Agreement shall terminate at 5:00 p.m., Pacific Time, on the date five (5) years after the date of this Agreement (and, if not so performed, such termination date shall be extended until 5:00 p.m. Pacific Time on the 120/th/ day following such performance by the Company of its obligations hereunder), provided that the provisions of Section 8 hereof shall, in any event, survive any termination of this Agreement.

         Section 10. Calculation of Shares.

         For purposes of calculating the number of Registrable Securities held by a Holder (including without limitation pursuant to Sections 3 and 4 hereof), Debt Exchange Warrants and Convertible Subordinated Debt shall be deemed to count as the number of shares of Common Stock which may be acquired upon exercise or conversion, as applicable, thereof.

         Section 11. Reports Under the 1934 Act.

         With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

         (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

         Section 12. Assignment of Registration Rights.

         The rights to have the Company register Registrable Securities pursuant to this Agreement shall be assignable by the Holders to any Person (a "Transferee") of all or any portion of Registrable Securities if: (i) the Holder agrees in writing with the Transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such Transferee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the Transferee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the Transferee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; (vi) such Transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and
(vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the Transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

         Section 13. Miscellaneous.

         (a) Governing Law. This Agreement shall be governed by and construed under the internal substantive laws of the State of California.

         (b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Investor hereunder may be assigned by such Investor to any Person acquiring Registrable Securities from the Investor contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company hereunder may not be assigned by it without the prior written consent of the Investors.

         (c) Entire Agreement. This Agreement, the Recapitalization Agreement and the Related Agreements (as defined in the Recapitalization Agreement) constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically bet forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (d) Separability. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (e) Amendment and Waiver. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Holders of not less than two thirds (2/3) of each category of Registrable Securities affected thereby; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities the Holders of which are required to consent to any waiver or supplemental agreement without the consent of the Holders of all outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

         (f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder or any subsequent Holder of any Registrable Securities upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders under this Agreement shall be cumulative and not alternative.

         (g) Notices, etc. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to any Holder, initially at the address set forth below its name on Exhibit A to the Recapitalization Agreement, and thereafter at such other address, notice of which is given in accordance with this Section 13(g); and

               (ii) if to the Company, initially at 23550 Hawthorne Boulevard, Building 1, Suite 110, Torrance, California 90505, Attention:
               President, and thereafter at such other address notice of which is given in accordance with this Section 13(g).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         (h) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             IMPERIAL CREDIT INDUSTRIES, INC.



                                             By: /s/ H. Wayne Snavely
                                                 -------------------------------
                                                 Name: H. Wayne Snavely
                                                 Title: Chairman, President and
                                                        Chief Executive Officer

                                             IMPERIAL HOLDINGS GROUP, LLC:



                                             By: _______________________________
                                                 Name:
                                                 Title:



                                             INVESTOR:



                                             By: _______________________________
                                                 Name:
                                                 Title:



                                             INVESTOR:



                                             By: _______________________________
                                                 Name:
                                                 Title:



                                             INVESTOR:



                                             By: _______________________________
                                                 Name:
                                                 Title:



                                             INVESTOR:



                                             By: _______________________________
                                                 Name:
                                                 Title: